HELP AT HOME, INC.
                               EXHIBIT 3.5

                          STATE OF MISSISSIPPI

                       SECRETARY OF STATE S OFFICE
                               ERIC CLARK
                           SECRETARY OF STATE
                          JACKSON, MISSISSIPPI

                   CERTIFICATE OF EXISTENCE/AUTHORITY

I, ERIC CLARK, Secretary of State of the State of Mississippi, and as such, the legal custodian of the corporate records, required by the laws of Mississippi, to be filed in my office, do hereby certify:

That on May 23, 1986 the state of Mississippi issued a Charter/Certificate of Authority to:

HASC Staffing Systems, Inc.

That the state of incorporation is MISSISSIPPI.

That the period of duration is 99 years.

That according to the records of this office, Articles of Dissolution or a Certificate of Withdrawal have not been filed.

That according to the records of this office, a current Annual REPORT HAS BEEN DELIVERED TO THE SECRETARY OF STATE S OFFICE.

I further certify that all fees, taxes and penalties owed to this state, as reflected in the records of the Secretary of State, have been paid and that the corporation is in existence or has authority to transact business in Mississippi.


Given under my hand
and seal of office
May 30, 1996

Eric Clark
Secretary of State

                               EXHIBIT 3.6

                      CERTIFICATE OF INCORPORATION
                                   OF
                     HOMEMAKERS OF MONTGOMERY, INC.
STATE OF ALABAMA

MONTGOMERY COUNTY

     I,  Richard  E.  Thompson,  Judge  of Probate of Montgomery County,
Alabama, hereby certify that the Certificate of Incorporation of HOMEMAKERS OF MONTGOMERY, INC., has this day been filed for record in t h e Probate Court of Montgomery County, Alabama; and that the Certificate of Incorporation has been examined and approved by me as being in compliance with the provisions of the Alabama Business Corporation Act (Act No. 414, Acts of Alabama 1959), and that the incorporatorsof said corporation, their successors and assigns, c o nstitute a body corporate under the name set forth in said Certificate, namely:

                      HOMEMAKERS OF MONTGOMERY INC.
     IN WITNESS WHEREOF, I the said Richard E. Thompson as Judge of probate of Montgomery County, Alabama, hereunto set my name and affix my seal of said Probate Court on this the 27 day of March, 1975.

Richard E. Thompson
Judge of Probate, Montgomery County, Alabama

                               EXHIBIT 3.7

                          STATE OF MISSISSIPPI

                       SECRETARY OF STATE S OFFICE
                               ERIC CLARK
                           SECRETARY OF STATE
                          JACKSON, MISSISSIPPI



                   CERTIFICATE OF EXISTENCE/AUTHORITY


I, ERIC CLARK, Secretary of State of the State of Mississippi, and as such, the legal custodian of the corporate records, required by the laws of Mississippi, to be filed in my office, do hereby certify:

That on January 10, 1974 the state of Mississippi issued a Charter/Certificate of Authority to:

STATEWIDE HEALTHCARE SERVICES, INC.

That the state of incorporation is MISSISSIPPI.

That the period of duration is 99 years.

That according to the records of this office, Articles of Dissolution or a Certificate of Withdrawal have not been filed.

That according to the records of this office, a current Annual REPORT HAS BEEN DELIVERED TO THE SECRETARY OF STATE S OFFICE.

I further certify that all fees, taxes and penalties owed to this state, as reflected in the records of the Secretary of State, have been paid and that the corporation is in existence or has authority to transact business in Mississippi.


Given under my hand
and seal of office
May 30, 1996

Eric Clark
Secretary of State